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                                                                  EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Sunrise Assisted Living, Inc. 1996 Non-Incentive Stock Option Plan, of our reports dated March 13, 1996 on the combined financial statements of Sunrise Entities for the year ended December 31, 1993 (not presented separately in the Form S-1 Registration Statement) and the combined financial statements of Acquired Entities of Sunrise for the year ended December 31, 1993 included in the Company's Registration Statement (Form S-1 No. 333-13731) filed with the Securities and Exchange Commission.



                                        /s/ HOFFMAN, MORRISON & FITZGERALD, P.C.

McLean, Virginia
February 11, 1997